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                                                                    Exhibit 99.6

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        OF CELTRIX PHARMACEUTICALS, INC.
                       1999 ANNUAL MEETING OF STOCKHOLDERS

         The undersigned stockholder of Celtrix Pharmaceuticals, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Joint Proxy Statement / Prospectus, each dated ___________, 2000, and hereby appoints Andreas Sommer and Donald D. Huffman or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of Celtrix Pharmaceuticals, Inc. to be held on _________, 2000 at 10:00 a.m., local time, at the Company's principal executive offices, located at 2033 Gateway Place, Suite 600, San Jose, California and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

         1. PROPOSAL TO APPROVE AND ADOPT THE AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION DATED AS OF FEBRUARY 9, 2000, BY AND AMONG CELTRIX PHARMACEUTICALS, INC. ("CELTRIX"), INSMED PHARMACEUTICALS, INC., INSMED INCORPORATED, A NEWLY FORMED CORPORATION, AND CELTRIX MERGER SUB, INC., A
WHOLLY OWNED SUBSIDIARY OF INSMED INCORPORATED.


            FOR      __________________

            AGAINST  __________________

            ABSTAIN  __________________


         2. ELECTION OF DIRECTORS:

            ___      FOR all nominees listed below (except as indicated).

            ___      WITHHOLD authority to vote for all nominees listed below.

                  If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

            Henry E. Blair; Stuart D. Sedlack; Barry M. Sherman, M.D.; Andreas Sommer, Ph.D.; James E. Thomas

         3. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS CELTRIX'S INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE YEAR ENDING MARCH 31, 2000:

                 ____FOR          ____AGAINST                ____ABSTAIN

and, in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) thereof.

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THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED,
WILL BE VOTED AS FOLLOWS: (1) FOR APPROVAL AND ADOPTION OF THE AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION DATED AS OF FEBRUARY 9, 2000, BY AND AMONG CELTRIX PHARMACEUTICALS, INC. ("CELTRIX"), INSMED PHARMACEUTICALS, INC., INSMED INCORPORATED, AND CELTRIX MERGER SUB, INC., A WHOLLY OWNED SUBSIDIARY OF INSMED INCORPORATED; (2) FOR THE ELECTION OF DIRECTORS; (3) FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS CELTRIX'S INDEPENDENT PUBLIC ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.


Dated:_________________________________



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Signature

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Signature

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)